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                                   EXHIBIT 21

                                  SUBSIDIARIES

                                                                                             State of
                Name                             Operating Name             Ownership %   Incorporation
                ----                  -----------------------------------   -----------   -------------
West Bank                                          West Bank                    100%           Iowa
WB Capital Management Inc.                         WB Capital                   100%           Iowa
West Bancorporation Capital Trust I   West Bancorporation Capital Trust I       100%         Delaware
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